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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                           ------------------------

                                   FORM 8-K

                           Current Report Pursuant
                        to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

              Date of Report: December 26, 1996 (Date of Earliest
                      Event Reported: December 11, 1996)

                      EL PASO ENERGY CREDIT CORPORATION
                    (Formerly Tenneco Credit Corporation)
            (Exact Name of Registrant as Specified in the Charter)

                                   Delaware
                (State or Other Jurisdiction of Incorporation)

             1-15095                                   76-0010368
     (Commission File Number)             (I.R.S. Employer Identification No.)

El Paso Energy Building
1001 Louisiana Street
Houston, Texas                                                       77002
(Address of Principal Executive Offices)                           (Zip Code)

                                 (713) 757-2131
               (Registrant's Telephone Number, Including Area Code)

                           Tenneco Credit Corporation
                                1275 King Street
                          Greenwich, Connecticut 06831
                        (Former name or former address,
                         if changed since last report)

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                                       1

Items 1 and 2. Changes in Control of Registrant; Acquisition or
               Disposition of Assets

        On December 12, 1996, El Paso Energy Credit Corporation ("EPECC" or the "Company"), a wholly owned subsidiary of Tenneco Inc. ("Parent Company") became an indirect subsidiary of El Paso Natural Gas Company ("El Paso") as a result of the Merger described below involving Parent Company and an indirect subsidiary of El Paso. References herein to "Old Tenneco" refer to the Parent Company prior to the Distributions and Merger described below and references to "El Paso Tennessee" refer to the Parent Company following the Distributions and Merger. In the Merger, Old Tenneco (i.e., Tenneco Inc.) changed its name to "El Paso Tennessee Pipeline Co." EPECC remains a wholly owned subsidiary of El Paso Tennessee and, as a result of the Merger, became an indirect subsidiary of El Paso.

        On December 12, 1996, El Paso Merger Company, an indirect subsidiary of El Paso ("El Paso Merger Sub"), merged with and into Old Tenneco (the "Merger"), which became an indirect subsidiary of El Paso. The Merger was effected in accordance with the Amended and Restated Agreement and Plan of Merger, dated as of June 19, 1996 (the "Merger Agreement"), among El Paso Merger Sub, El Paso and Old Tenneco, which Merger Agreement is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference. In addition, El Paso and New Tenneco Inc. ("New Tenneco") entered into a Letter Agreement, dated December 11, 1996, relating to the Merger, which Letter Agreement is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference. Prior to the Merger, Old Tenneco and its subsidiaries (including EPECC) effected various intercompany transfers and distributions which restructured, divided and separated their businesses, assets and liabilities so that all the assets, liabilities and operations related to their automotive parts, packaging and administrative services businesses (collectively, the "Industrial Business") and their shipbuilding business (the "Shipbuilding Business") were spun-off to Old Tenneco's then existing common stockholders (the "Distributions"). The Distributions were effected on December 11, 1996 pursuant to the Distribution Agreement dated as of November 1,

1996 (as amended, the "Distribution Agreement"), among Old Tenneco, New Tenneco and Newport News Shipbuilding Inc. ("Newport News"), which Distribution Agreement is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference. Following the Distributions, the remaining operations of Old Tenneco consisted primarily of those operations related to the transmission and marketing of natural gas.

        The consideration paid by El Paso in the Merger consisted of:

        o the retention after the Merger of approximately $2.6 billion of debt and preferred stock obligations of Old Tenneco, subject to certain adjustments (which consisted, in part, of (1) approximately $.2 billion of public debt of Old Tenneco outstanding at the effective time of the Merger, (2) $2.1 billion of debt of Old Tenneco outstanding at the effective time of the Merger under a $3 billion Revolving Credit and Competitive Advance Facility, dated as of November 4, 1996 (the "Credit Agreement"), among Old Tenneco, the banks and other financial institutions party thereto and The Chase Manhattan Bank, as agent), and (3) $300 million of Old Tenneco preferred stock;

        o the issuance of 18.8 shares of common stock of El Paso valued at approximately $914 million, based on a closing price per share of common stock on the New York Stock Exchange ("NYSE") of $48.625 for common stock on December 9, 1996, to Old Tenneco's then existing common and preferred stockholders; and

        o the retention of approximately $600 million of assumed liabilities related to certain discontinued businesses of Old Tenneco.

The number of shares of El Paso's common stock issued in the Merger to shareholders of Old Tenneco was determined pursuant to formulas set forth in the Merger Agreement. In the Merger, (i) a holder of Old Tenneco's common stock received .093 of a share of El Paso's common stock for each share of Tenneco common stock, (ii) a holder of Old Tenneco's $7.40 Cumulative Preferred Stock received 2.365 shares of El Paso's common stock for each such share of $7.40 Cumulative Preferred Stock, and (iii) a holder of Old Tenneco's $4.50 Cumulative Preferred Stock received 2.365 shares of El Paso's common stock for each such share of $4.50 Cumulative Preferred Stock.

        As a result of the Merger, El Paso indirectly owns 100% of the common equity and approximately 75% of the combined equity value of El Paso Tennessee. Currently, approximately $300 million of preferred stock issued in a public offering by Old Tenneco on November 18, 1996 remains outstanding. The holders of such preferred stock have the right to elect one-sixth of the board of directors of El Paso Tennessee.

        The reorganization of Old Tenneco, including the Merger and Distributions, was approved by the shareholders of Old Tenneco at a special meeting of shareholders on December 10, 1996. The issuance of common stock of El Paso in the Merger was approved by the shareholders of El Paso at a special meeting of shareholders on December 9, 1996.

        El Paso currently is engaged in a comprehensive review of the business and operations of Tenneco Energy. Following the completion of such review, El Paso intends to integrate, for the most part, the operations of Tenneco Energy with those of El Paso to increase operating and administrative efficiency through consolidation and reengineering of facilities, workforce reductions and coordination of purchasing, sales and marketing activities. El Paso anticipates that the complementary interstate and intrastate pipeline operations and gas marketing activities of El Paso and Tenneco Energy should provide the combined company with increased operating flexibility and access to additional customers and markets.

        The directors and executive officers of EPECC prior to the Merger resigned and, upon consummation of the Merger, the following persons became the directors and executive officers of EPECC:

        William A. Wise . . . . . . . . . Chairman of the Board, President
                                            and Chief Executive Officer

        H. Brent Austin . . . . . . . . . Senior Vice President

        Joel Richards III . . . . . . . . Senior Vice President

        Britton White, Jr.  . . . . . . . Senior Vice President

        Wayne B. Allred . . . . . . . . . Vice President and Treasurer

        Jeffrey I. Beason . . . . . . . . Vice President and Controller

        Judy Vandagriff . . . . . . . . . Vice President (Tax Officer)


        As part of the Corporate Restructuring Transactions (as defined in the Distribution Agreement), EPECC (i) liquidated certain retail farm and construction equipment receivables held by it for proceeds equal to the net book value of the receivables and the subsequent distribution of such proceeds to Old Tenneco, and (ii) transferred certain trade accounts receivable of other Old Tenneco subsidiaries, and certain other assets and liabilities, held by EPECC. These transactions are described in greater detail in Item 7(b) of this Current Report on Form 8-K to which reference is made and such Item 7(b) is incorporated by reference herein.

         As described above, Old Tenneco entered into the Credit Agreement under which a syndicate of banks and other financial institutions (the "Lenders") committed to provide up to $3 billion of financing to Old Tenneco on an unsecured basis. Chase Securities Inc. arranged the Credit Agreement and The Chase Manhattan Bank is acting as agent for the Lenders. A list of the Lenders is set forth on Exhibit 99.2 which is incorporated herein by reference. The Credit Agreement consists of a 364-day revolving credit facility, with a two-year term thereafter, the proceeds of which were used to effect the Debt Realignment (as defined and as described in the Merger Agreement) and for other general corporate purposes, and is guaranteed by El Paso. The borrowings under the Credit Agreement will mature in November 1999. Borrowings under the Credit Agreement bear interest at a rate per annum equal to, at the borrowers' option, either

                (a) the highest of (i) the rate from time to time publicly announced by The Chase Manhattan Bank in New York city as its prime rate, and (ii) the federal funds effective rate from time to time plus 1/2 of 1%, plus in each case, the Applicable Margin (as defined), or

                (b) the average of the rates at which eurodollar deposits for one, two, three or six months, or subject to availability to each Lender, nine or 12 months (as selected by the borrowers') are offered in the interbank eurodollar market in the approximate amount of the relevant loan, plus the Applicable Margin.

The "Applicable Margin" will be based on El Paso's senior long-term debt rating, as determined from time to time, or if El Paso's debt is not rated, each rating agency will be assumed to have assigned its lowest rating. At December 26, 1996, the outstanding loans under the Credit Agreement bore a weighted average interest rate of 5.94% per annum.

        The Credit Agreement requires that El Paso's ratio of total indebtedness to total indebtedness plus net worth not exceed 70%. Failure to satisfy the foregoing minimum requirement will be a default under the Credit Agreement that will enable the Lenders to refuse to loan funds to El Paso Tenneco and to accelerate the indebtedness thereunder. The Credit Agreement also imposes prohibitions or limitations on liens (other than agreed permitted liens), subsidiary indebtedness and guarantee obligations, and asset dispositions (with certain permitted exceptions), among others. The Credit Agreement contains certain default provisions, including, among other things,
(i) nonpayment of any amount due to the lenders under the Credit Agreement,
(ii) material breach of representations and warranties, (iii) default in the performance of covenants, (iv) bankruptcy or insolvency, (v) cross-default with respect to indebtedness for borrowed money and related guaranty obligations in excess of $100 million, and (vi) a judgment suffered by El Paso in excess of $50 million not covered by insurance and which judgment shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days.

Item 7. Financial Statements and Exhibits.

        (b) Pro forma Financial information:

     UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY

        The following Unaudited Pro Forma Consolidated Balance Sheet of the Company as of September 30, 1996 and the Unaudited Pro Forma Consolidated Statements of Income for the nine months ended September 30, 1996 and the year ended December 31, 1995, have been prepared to reflect: (i) the effect on the Company of the Debt Realignment; (ii) the liquidation of retail farm and construction equipment receivables held by the Company for proceeds equal to the net book value of the receivables and the subsequent distribution of such proceeds to Tenneco; and (iii) the transfer of certain trade accounts receivable of other Tenneco subsidiaries, and certain other assets and liabilities, held by the Company as part of the Corporate Restructuring Transactions. Subsequent to the transactions assumed in the Unaudited Pro Forma Consolidated Financial Statements, the Company's operations, assets and liabilities will be significantly reduced from historical levels, and its assets, revenues and income will principally relate to certain interest-bearing notes and advances receivable from affiliated Tenneco subsidiaries.

        Certain pro forma adjustments represent the transfer of assets and liabilities pursuant to the Corporate Restructuring Transactions from the Company to other entities who are also subsidiaries of Tenneco Inc. The accounting for the transfer of assets and liabilities pursuant to the Corporate Restructuring Transactions represents a reorganization of companies under common control and, accordingly, all transfers of assets and liabilities are reflected at historical cost.

        The Unaudited Pro Forma Consolidated Balance Sheet has been prepared as if such transactions occurred on September 30, 1996; the Unaudited Pro Forma Consolidated Statements of Income have been prepared as if such transactions occurred as of January 1, 1995. The Unaudited Pro Forma Consolidated Financial Statements set forth on the following pages are unaudited and not necessarily indicative of the results that would have actually occurred if the transactions had been consummated as of September 30, 1996, or January 1, 1995, or results which may be attained in the future.

        The pro forma adjustments, as described in the Notes to the Unaudited Pro Forma Consolidated Financial Statements, are based upon available information and upon certain assumptions that management believes are reasonable. The Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the Company's consolidated financial statements, and notes thereto. Unless otherwise defined herein, the capitalized terms herein have the meaning assigned to such terms in the Merger Agreement

                       EL PASO ENERGY CREDIT CORPORATION

                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                              SEPTEMBER 30, 1996

                                  (MILLIONS)



                                                                      CONSOLIDATED    PRO FORMA    CONSOLIDATED
                                                                       HISTORICAL    ADJUSTMENTS     PRO FORMA
                                                                      ------------   -----------   ------------
ASSETS
    Notes and accounts receivable purchased from affiliates, net . .    $  540        $(165)(a)       $106
                                                                                       (269)(c)
    Equipment under operating leases (at cost), net. . . . . . . . .        48          (48)(b)         --
    Cash and cash equivalents  . . . . . . . . . . . . . . . . . . .        --          269 (c)         --
                                                                                       (269)(d)
    Notes and advances receivable from affiliates, net . . . . . . .       412          163 (a)        821
                                                                                        (23)(e)
                                                                                        269 (d)

    Other assets . . . . . . . . . . . . . . . . . . . . . . . . . .         2            6 (b)          6
                                                                                         (2)(e)
                                                                        ------        -----           ----
    Total assets . . . . . . . . . . . . . . . . . . . . . . . . . .    $1,002        $ (69)          $933
                                                                        ======        =====           ====

LIABILITIES
    Senior notes . . . . . . . . . . . . . . . . . . . . . . . . . .    $  615        $ (560)(e)      $ 27
                                                                                         (28)(b)
    Subordinated notes . . . . . . . . . . . . . . . . . . . . . . .        92           (85)(e)         7
    Accrued interest . . . . . . . . . . . . . . . . . . . . . . . .        16           (15)(e)         1
    Deferred income taxes  . . . . . . . . . . . . . . . . . . . . .        14           (14)(b)        --
    Other current liabilities  . . . . . . . . . . . . . . . . . . .         6            (2)(a)         4
                                                                        ------        ------          ----
    Total liabilities  . . . . . . . . . . . . . . . . . . . . . . .       743          (704)           39
                                                                        ------        ------          ----

STOCKHOLDER'S EQUITY
    Common stock and other capital surplus . . . . . . . . . . . . .       188           635 (e)       823
    Retained earnings  . . . . . . . . . . . . . . . . . . . . . . .        71                          71
                                                                        ------        ------          ----
                                                                           259           635           894
                                                                        ------        ------          ----
    Total liabilities and stockholder's equity . . . . . . . . . . .    $1,002        $  (69)         $933
                                                                        ======        ======          ====




See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

                      EL PASO ENERGY CREDIT CORPORATION

              UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT

                     FOR THE YEAR ENDED DECEMBER 31, 1995

                                  (MILLIONS)




                                                         CONSOLIDATED   PRO FORMA    CONSOLIDATED
                                                          HISTORICAL   ADJUSTMENTS     PRO FORMA
                                                          ----------   -----------   ------------

Revenues and interest income  . . . . . . . . . . . . . .   $128         $(30)(f)         $33
                                                                          (59)(g)
                                                                           (6)(h)
Interest income on notes and advances from affiliates . .      6           28 (j)          34

Less:
  Interest expense  . . . . . . . . . . . . . . . . . . .     86          (79)(i)            7
  Depreciation and amortization . . . . . . . . . . . . .      2           (2)(h)           --
  Operating and administrative  . . . . . . . . . . . . .     13          (12)(g)            1
                                                            ----         ----              ---
                                                              33           26               59
Other income -- Gain (loss) on sale of receivables  . . .     (1)           2 (f)            1
                                                            ----         ----              ---
Income before income taxes  . . . . . . . . . . . . . . .     32           28               60
Income taxes  . . . . . . . . . . . . . . . . . . . . . .     11           11 (k)           22
                                                            ----         ----              ---
Net income  . . . . . . . . . . . . . . . . . . . . . . .   $ 21         $ 17              $38
                                                            ====         ====              ===

-------

Note: The Company's historical and pro forma results of operations for the year ended December 31, 1995 include $13 million (on a pre-tax basis) of interest income earned on a note receivable held by the Company which was sold in December 1995.







See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

                      EL PASO ENERGY CREDIT CORPORATION

              UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT

                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

                                  (MILLIONS)

                                                        Consolidated    Pro Forma    Consolidated
                                                         Historical    Adjustments     Pro Forma
                                                        ------------   -----------   ------------

Revenues and interest income .........................     $65            $(28)(f)        $13
                                                                           (20)(g)
                                                                            (4)(h)
Interest income on notes and advances
  from affiliates ....................................       9              18 (j)         27
Less:
  Interest expense ...................................      54             (50)(i)          4
  Depreciation and amortization ......................       1              (1)(h)         --
  Operating and administrative .......................       6              (6)(g)         --
                                                          ----            ----            ---
                                                            13              23             36
Other income--Gain on sale of receivables ............       2              (1)(f)          1
                                                          ----            ----            ---
Income before income taxes ...........................      15              22             37
Income taxes .........................................       6               8 (k)         14
                                                          ----            ----            ---
Net income ...........................................    $  9            $ 14            $23
                                                          ====            ====            ===



See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

                       EL PASO ENERGY CREDIT CORPORATION


        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


(a) To reflect the transfer to Old Tenneco, and ultimately to New Tenneco, of automotive parts and packaging trade accounts receivable previously sold to the Company by other Old Tenneco subsidiaries in exchange for a note receivable from Old Tenneco.

(b) To reflect the transfer to New Tenneco of the Company's ownership interest, and the associated assets and liabilities, in Counce Limited Partnership and Counce Finance Corporation (which were both direct or indirect wholly-owned subsidiaries of the Company) in exchange for a preferred stock ownership interest in a separate Tenneco subsidiary, pursuant to the Corporate Restructuring Transactions.

(c) To reflect the liquidation of the retail farm and construction equipment receivables held by the Company for proceeds assumed to equal the net book value of such receivables.

(d) To reflect a cash distribution to Old Tenneco of the proceeds received from the liquidation of the retail farm and construction equipment receivables in exchange for a note receivable from Old Tenneco.

(e) To reflect the restructuring of the Company's debt pursuant to the Debt Realignment, and the payment of accrued interest on the Company's debt redeemed, defeased or tendered as part of the Debt Realignment. Approximately $23 million of the Company's debt was defeased with proceeds from an intercompany advance from Old Tenneco. The remainder of the Company's debt was redeemed or tendered through a capital contribution from Old Tenneco.

(f) To reflect the reversal of earned finance charges (interest income) and gains or losses on the sales of receivables related to automotive parts and packaging trade receivables transferred as part of the Corporate Restructuring Transactions.

(g) To reflect the reversal of earned finance charges (interest income) and certain operating costs related to retail farm and construction equipment receivables which were liquidated by the Company.

(h) To reflect the reversal of rental revenues and depreciation and amortization related to certain property owned by the Company which was transferred to New Tenneco as part of the Corporate Restructuring Transactions.

(i) To reflect the effect on interest expense of the reductions in the Company's debt attributable to the Debt Realignment and the transfer of certain other debt to New Tenneco pursuant to the Corporate Restructuring Transactions.

(j) To reflect the additional interest income which would be earned by the Company from the notes receivable from Old Tenneco received as part of the Corporate Restructuring Transactions. See footnotes (a), (d) and (e) above.

(k) To reflect the income tax expense effects of the pro forma adjustments at an assumed effective tax rate of 39%.

        (c)  Exhibits:

                See the Exhibit Index following the signature page of this Current Report on Form 8-K, which is incorporated by reference herein.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        EL PASO ENERGY CREDIT CORPORATION


                                        By /s/ H. BRENT AUSTIN
                                          --------------------------
                                               H. Brent Austin
                                            Senior Vice President

Date: December 26, 1996

                      EL PASO ENERGY CREDIT CORPORATION

                                EXHIBIT INDEX

                                      TO

                           FORM 8-K CURRENT REPORT

                      DATE OF REPORT:  DECEMBER 26, 1996

EXHIBIT
NUMBER                                   DESCRIPTION
-------                                  -----------

  2.1 Amended and Restated Agreement and Plan of Merger, dated as of June 19, 1996, among El Paso, El Paso Merger Company and Old Tenneco.

  2.2 Distribution Agreement, dated as of November 1, 1996. among Old Tenneco and Newport News.

  2.3 Amendment No. 1 to Distribution Agreement, entered into as of December 11, 1996, among Old Tenneco, New Tenneco and Newport News.

  2.4    Letter Agreement, dated December 11, 1996, between El Paso and New
         Tenneco.

 99      List of Lenders under the Credit Agreement.